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                                                                       Exhibit 5



                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615)742-6200                          KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615)742-6293                         TELEPHONE (423)521-6200
                                                 TELECOPIER (423)521-6234


                                 April 30, 1998


Sirrom Capital Corporation
500 Church Street, Suite 200
Nashville, TN 37219


          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1996 Stock Incentive Plan, as amended (the "Plan") filed by you with the Securities and Exchange Commission covering an additional 4,927,098 shares (the "Shares") of common stock, no par value per share, issuable pursuant to the Plan.

          In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Bass, Berry & Sims PLC

                                       Bass, Berry & Sims PLC